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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K



                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


                                   January 21, 1997

                                  CULBRO CORPORATION

                  (Exact name of registrant as specified in charter)

                                  Filing Fee #026093

   New YorK                            1-1210              13-0762310
   --------                            ------              ----------
(State or other jurisdiction       (Commission             (IRS Employer
    Of incorporation)              File Number)            Identification No.)


387 Park Avenue South, New York, New York                  10016-8899
-----------------------------------------                  ----------
(Address of principal executive offices)                   (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE         (212) 448-3800
                                                           --------------

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ITEM 2.  ACQUISITION OF ASSETS.

         On January 21, 1997 the Registrant's wholly-owned subsidiary, General Cigar Co., Inc. ("General Cigar") completed the acquisition of privately held Villazon & Company, Inc., a U.S. corporation, and Honduras American Tabaco, S.A. de C.V., a Honduran corporation (collectively "Villazon"), for approximately $81.4 million consisting of $90.5 million of purchase price and direct acquisition costs, less $9.1 million of cash acquired. $64.6 million of cash was paid to the sellers at closing and $24.4 million aggregate principal amount of seller notes were issued. Both companies are engaged in the cigar business.

    The acquisition was financed under a $120 million Credit Agreement entered into by General Cigar with its banks and guaranteed by General Cigar Holdings, Inc., a wholly-owned subsidiary of the Registrant and the parent company of General Cigar, and certain other affiliated companies. The acquisition of Villazon and the Credit Agreement are more fully discussed in the Registration Statement on Form S-1 under the Securities Act of 1933 filed by General Cigar Holdings, Inc. on February 4, 1997 (Registration No. 333-18791), which is incorporated herein by reference.

         Reference is also made to the Registrant's January 22, 1997 Press Release (Exhibit A).


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (a)(1) It is impracticable to provide the required financial statements of Villazon at this time. Such statements will be filed no later than 60 days after the date hereof.

         (b) It is impracticable to provide pro forma financial information at this time. Such information will be filed no later than 60 days after the date hereof.

         (c)(1) Exhibit A: Registrant's January 22, 1997 Press Release (attached hereto).

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                                      SIGNATURES




    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CULBRO CORPORATION



                                            By: /s/ A. ROSS WOLLEN
                                                    A. Ross Wollen
                                               Senior Vice President,
                                               Secretary and General Counsel




Dated:   February 5, 1997